     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1997

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                               ------------------

                       FIRST UNION REAL ESTATE EQUITY AND
                              MORTGAGE INVESTMENTS
             (Exact name of Registrant as specified in its charter)

             Ohio                                   34-6513657
    (State of organization)          (I.R.S. Employer Identification Number)


            55 PUBLIC SQUARE                                    PAUL F. LEVIN                            COPY TO:
               SUITE 1900                                      55 PUBLIC SQUARE                     David A. Schuette
       CLEVELAND, OHIO 44113-1937                                 SUITE 1900                       Mayer, Brown & Platt
             (216) 781-4030                               CLEVELAND, OHIO 44113-1937             190 South LaSalle Street
   (Address, including zip code, and                            (216) 781-4030                   Chicago, Illinois 60603
 telephone number, including area code,              (Name, address, including zip code,
  of Registrant's principal executive                and telephone number, including area
                offices)                                 code, of agent for service)
                                                              ------------------


    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                                          PROPOSED            PROPOSED
                                                                          MAXIMUM             MAXIMUM            AMOUNT OF
TITLE OF EACH CLASS OF                               AMOUNT TO       OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
SECURITIES TO BE REGISTERED                       BE REGISTERED(1)        UNIT(3)             PRICE(3)             FEE(5)
------------------------------------------------------------------------------------------------------------------------------
Debt Securities, Shares of Beneficial
  Interest, $1 par value per share(6),
  Preferred Shares of Beneficial Interest,
  Debt Securities Warrants, Preferred Shares
  Warrants and Shares Warrants................    $233,971,250(2)           100%          $233,971,250(4)         $70,901
==============================================================================================================================
(1) Includes such indeterminate number of Shares of Beneficial Interest as may be issued upon exercise of Securities Warrants and such indeterminate number of Shares of Beneficial Interest as may be issued in exchange for, or upon conversion of, Debt Securities or Preferred Shares of Beneficial Interest.

(2) Or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units, or if any Debt Securities or Debt Securities Warrants are issued at an original issue discount, such greater amount as shall result.

(3) Estimated solely for purposes of calculating the registration fee.

(4) No separate consideration will be received for Shares of Beneficial Interest that are issued in exchange for, or upon conversion of, Debt Securities or Preferred Shares of Beneficial Interest.

(5) Does not include any registration fee with respect to $16,028,750 of securities previously registered pursuant to Registration Statement No.
    333-953 and as to which a filing fee of $5,527.15 has previously been paid.

(6) Includes rights to purchase Shares of Beneficial Interest, $1 par value per share. Prior to the occurrence of certain events, these rights will not be evidenced separately from the Shares of Beneficial Interest, $1 par value per share.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS CONTAINED HEREIN CONSTITUTES A COMBINED PROSPECTUS RELATING TO AN AGGREGATE OF $16,028,750 OF UNSOLD SECURITIES REGISTERED PURSUANT TO REGISTRATION STATEMENT NO. 333-953.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JULY 21, 1997

PROSPECTUS

                            FIRST UNION REAL ESTATE
                        EQUITY AND MORTGAGE INVESTMENTS

                                  $250,000,000

                       DEBT SECURITIES, PREFERRED SHARES,
                         SHARES AND SECURITIES WARRANTS

    First Union Real Estate Equity and Mortgage Investments ("First Union") may from time to time offer and sell in one or more series (i) its unsecured senior debt securities (the "Debt Securities"); (ii) Preferred Shares of Beneficial Interest (the "Preferred Shares"); (iii) Shares of Beneficial Interest, par value $1.00 per share (the "Shares"); or (iv) warrants to purchase Debt Securities (the "Debt Securities Warrants"), warrants to purchase Preferred Shares (the "Preferred Shares Warrants") and warrants to purchase Shares (the "Shares Warrants"), with an aggregate public offering price of up to $250,000,000, on terms to be determined by market conditions at the time of offering. The Debt Securities Warrants, the Preferred Shares Warrants and the Shares Warrants shall be referred to herein collectively as the "Securities Warrants." The Debt Securities, Preferred Shares, Shares and Securities Warrants (collectively, the "Offered Securities") may be offered separately or together, in separate series, in amounts and at prices and terms to be set forth in an accompanying supplement to this Prospectus (each, a "Prospectus Supplement").

    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of First Union or repayment at the option of the Holder, any sinking fund provisions and any conversion provisions, and any initial public offering price, along with any other relevant specific terms; (ii) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price, along with any other relevant specific terms; (iii) in the case of Shares, any initial public offering price, along with any other relevant specific terms; and
(iv) in the case of Securities Warrants, the duration, offering price, exercise price and detachability, if applicable, along with any other relevant specific terms. In addition, such specific terms may include limitations on direct or indirect beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of First Union as a real estate investment trust ("REIT") for federal income tax purposes.

    The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

    The Offered Securities may be offered directly by First Union, or through agents designated from time to time by First Union, or to or through underwriters or dealers, which may include affiliates of First Union, or through a combination of the foregoing. If any agents, dealers or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

                  The date of this Prospectus is July 21, 1997

                             AVAILABLE INFORMATION

     First Union is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy material and other information concerning First Union can be inspected and copied at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including First Union. First Union's outstanding Shares and outstanding Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series A Preferred Shares") are listed on the New York Stock Exchange (the "NYSE") under the symbols "FUR" and "FURPrA," respectively, and all such reports, proxy material and other information filed by First Union with the NYSE may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     First Union has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This prospectus ("Prospectus"), which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                           INCORPORATION BY REFERENCE

     The following documents filed by First Union with the Commission (File No. 1-6249) pursuant to the Exchange Act are incorporated by reference in this
Prospectus:

          (1) First Union's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (2) First Union's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

          (3) First Union's Current Report on Form 8-K dated June 3, 1997; and

          (4) Description of First Union's Share Purchase Rights included in the Registration Statement on Form 8-A dated March 30, 1990.

     All documents filed by First Union pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is or is deemed to be incorporated by reference herein, modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     First Union will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of such person, a copy of any of the foregoing documents incorporated herein by reference (other than the exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to First Union Real Estate Equity and Mortgage Investments, 55 Public Square, Suite 1900, Cleveland, Ohio 44113-1937, Attention: Treasurer, telephone
(216) 781-4030.

                                  FIRST UNION

     First Union is a real estate investment trust ("REIT") whose primary business is acquiring, repositioning, owning and managing retail, apartment and parking properties. First Union intends to divest itself in the near term of its ownership of office buildings except for its headquarters building in Cleveland. First Union has, for the past 35 years, qualified as a REIT for federal income tax purposes and, as such, is not subject to federal corporate income tax so long as certain requirements are met, primarily the distribution to shareholders of at least 95% of its taxable income.

     First Union's portfolio is diversified by geographical locations, tenant mix and rental markets. As of December 31, 1996, First Union's portfolio of wholly owned properties included 14 retail properties, nine apartment communities, eight office buildings, an investment in land under the Huntington Building in Cleveland, and two parking facilities. Additionally, in 1996 First Union invested $30 million in a joint venture (the "Joint Venture") which owns eight shopping malls and 50% of another shopping mall.

     First Union leases space to approximately 1,100 commercial tenants including well-known shopping mall retailers such as JC Penney, Sears, Wal-Mart and The Limited. First Union is also landlord to apartment dwellers for approximately 2,400 units.

     On April 17, 1997, First Union's affiliated management company, First Union Management, Inc. (the "Management Company"), acquired a controlling interest in Imperial Parking Limited ("Impark"), a full service owner and operator of parking facilities, and a controlling interest in a parking related services and operating company ("Services"). First Union's primary business focus will be to acquire parking structures and surface lots throughout North America and to sell non-core assets. First Union's objective is to maximize shareholder value by the use of the stapled stock structure through the acquisition of real estate in the United States and ownership by the Management Company of management/operating businesses. First Union's intent is to become the leading owner, and for the Management Company to become the leading manager, of parking facilities in North America.

     First Union is a self-administered REIT which employs a full-time salaried staff. First Union presently net leases 35 of its properties to the Management Company, which operates these properties for its own account as a separate taxable entity. The Management Company also manages and leases the Joint Venture shopping malls. The Management Company is 100% beneficially owned by First Union's shareholders. For financial reporting purposes, the financial statements of the Management Company are combined with those of First Union.

     First Union was formed as an Ohio business trust in 1961. First Union's executive offices are located at 55 Public Square, Suite 1900, Cleveland, Ohio 44113-1937 and its telephone number is (216) 781-4030.

                                USE OF PROCEEDS

     Unless otherwise described in the Prospectus Supplement which accompanies this Prospectus, First Union intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include acquisition and development of parking facilities, shopping malls and apartment communities, investment in co-investment ventures, improvement of the properties in the portfolio and repayment of secured or unsecured indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which this Prospectus and any applicable Prospectus Supplement may relate. The Debt Securities will be issued under one or more indentures (each an "Indenture") between First Union and a trustee (the "Indenture Trustee"), each to be dated as of a date prior to the issuance of the Debt Securities to which it relates. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, is incorporated herein by reference and is available as described above under "Available Information." The

Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. All section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

GENERAL

     The Debt Securities will be direct, unsecured and unsubordinated obligations of First Union and will rank equally with all other unsecured and unsubordinated indebtedness of First Union. The Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of First Union (the "Board of Trustees") or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301).

     Reference is made to the Prospectus Supplement relating to the Debt Securities offered thereby for the specific terms of such Debt Securities, including:

          1. the title of such Debt Securities;

          2. the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

          3. the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable and the amount of principal payable thereon;

          4. the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

          5. the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable, the Regular Record Dates for such Interest Payment Dates, or the method by which such dates shall be determined, the Person to whom, and the manner in which, such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year comprised of twelve 30-day months;

          6. the place or places where the principal of (and premium or Make-Whole Amount (as defined), if any) and interest and Additional Amounts, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon First Union in respect of such Debt Securities and the Indenture may be served;

          7. the period or periods within which, the price or prices (including the premium or Make-Whole Amount, if any) at which, the currency or currencies, currency unit or units or composite currency or currencies in which and the other terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of First Union, if First Union is to have such an option;

          8. the obligation, if any, of First Union to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which, the date or dates upon which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which such Debt Securities shall be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          9. the percentage of the principal amount at which such Debt Securities will be issued and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Shares, Preferred Shares or Debt Securities of another series, or the method by which any such portion shall be determined;

          10. if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          11. whether the amount of payments of principal of (and premium or Make-Whole Amount, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

          12. whether the principal of (and premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on such Debt Securities are to be payable, at the election of First Union or a Holder, in a currency or currencies, currency unit or units or composite currency or currencies, other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies in which such Debt Securities are to be so payable;

          13. any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the Events of Default or covenants set forth in the Indenture;

          14. whether such Debt Securities will be issued in certificated or book-entry form;

          15. whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

          16. the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the Indenture to such Debt Securities and any provisions in modification thereof, in addition thereto or in lieu thereof;

          17. if such Debt Securities are to be issued upon the exercise of Debt Securities Warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

          18. the terms, if any, upon which Debt Securities may be convertible into Shares, Preferred Shares or Debt Securities of another series of First Union and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

          19. if convertible, in connection with the preservation of First Union's status as a REIT, any applicable limitations on the ownership or transferability of the Shares, Preferred Shares or other shares of beneficial interest of First Union into which such Debt Securities are convertible;

          20. whether and under what circumstances First Union will pay Additional Amounts as contemplated in the Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether First Union will have the option to redeem such Debt Securities rather than pay such Additional Amounts; and

          21. any other terms of such Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or bear no interest or bear interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities"). All material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Under the Indenture, First Union will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the Holders, to reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

     Except as set forth in the Indenture or in one or more indentures supplemental thereto, the Indenture will not contain any other provisions that would limit the ability of First Union to incur indebtedness or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving First Union or in the event of a change of control. However, First Union's By-Laws (the "By-Laws") contain restrictions on ownership and transfers of the Shares which are designed to preserve First Union's status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Shares of Beneficial Interest -- Restriction on Size of Holdings." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of First Union that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series, other than Debt Securities issued in global form (which may be in any denomination), will be issuable in denominations of $1,000 and integral multiples thereof (Section 302).

PRINCIPAL AND INTEREST

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Indenture Trustee, provided that, at the option of First Union, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer of funds to such Person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).

     If any date for the payment of principal or interest falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such date for the payment of principal or interest, as the case may be, through and including such next Business Day (Section 113). "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banks in the applicable place of payment are required or authorized by law, regulation or executive order to close. Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and either may be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice of which shall be given to the Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture (Section 307).

REGISTRATION AND TRANSFER

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Indenture Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Indenture Trustee. Every Debt Security surrendered for conversion or registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but First Union may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). First Union may designate a transfer agent or transfer agents (in addition to the Indenture Trustee) with respect to any series of Debt Securities. If First Union has designated such a transfer agent or transfer agents, First Union may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that First Union will be required to maintain a transfer agent in each Place of Payments for such series. First Union may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002).

     Neither First Union nor the Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of the business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid (Section
305).

MERGER, CONSOLIDATION OR SALE

     First Union, without the consent of the Holders of any of the Debt Securities, may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either First Union shall be the continuing entity or, the successor entity (if other than First Union) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is a Person organized and existing under the laws of the United States or any state thereof and shall expressly assume payment of the principal of (and premium or Make-Whole Amount, if any) and interest (including Additional Amounts, if any) on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture;
(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of First Union or any Subsidiary as a result thereof as having been incurred by First Union or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Indenture Trustee (Sections 801 and 803).

CERTAIN COVENANTS

     Existence. Except as permitted under "Merger, Consolidation or Sale," First Union will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights (charter and statutory) and franchises of First Union and its Subsidiaries; provided, however, that First Union shall not be required to preserve any right or franchise if the Board of Trustees determines that the preservation thereof is no longer desirable in the conduct of the business of First Union and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities (Section 1005).

     Maintenance of Properties. First Union will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of First Union may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that First Union and its Subsidiaries shall not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business (Section 1006).

     Insurance. First Union will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their full insurable value with financially sound and reputable insurance companies (Section 1007).

     Payment of Taxes and Other Claims. First Union will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of First Union or any Subsidiary; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of First Union or any Subsidiary; provided, however, that First Union shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1008).

     Provision of Financial Information. Whether or not First Union is subject to Section 13 or 15(d) of the Exchange Act, First Union will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which First Union would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if First Union were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which First Union would have been required so to file such documents if First Union were so subject. First Union will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to such holders, copies of the annual reports and quarterly reports which First Union would have been required to file with the Commission pursuant to Section 13 or 15(d) if First Union were subject to such sections, and (ii) file with the Indenture Trustee copies of the annual reports, quarterly reports and other documents which First Union would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if First Union were subject to such Sections; and (y) if filing such documents by First Union with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder (Section 1009).

ADDITIONAL COVENANTS AND/OR MODIFICATIONS TO THE COVENANTS DESCRIBED ABOVE

     Any additional covenants of First Union and/or modifications to the covenants described above with respect to any Debt Securities or series thereof, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable Indenture or in an indenture supplement thereto and described in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default which continues for 30 days in the payment of any installment of interest or Additional Amounts payable on any Debt Security of such series; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series at its Maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of First Union contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Indenture; (e) default in the payment of an aggregate principal amount exceeding $10,000,000 of any evidence of indebtedness of First Union or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against First Union or any of its Subsidiaries in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed or unsatisfied in an aggregate amount (excluding amounts fully covered by insurance) in excess of $10,000,000) for a period of 30 consecutive days; (g) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of First Union or any Significant Subsidiary or for all or substantially all of the property of First Union or any Significant Subsidiary; and (h) any other Event of Default provided with respect to a particular series of Debt Securities (Section 501).

     If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case, unless the principal of all of the Outstanding Debt Securities of such series shall already have become due and payable, the Indenture Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all of the Debt Securities of that series to be due and payable immediately by written notice thereof to First Union (and to the Indenture Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) First Union shall have deposited with the Indenture Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest, and any Additional Amounts, on the Debt Securities of such series plus certain fees, expenses, disbursements and advances of the Indenture Trustee and (b) all Events of Default, other than the non-payment of accelerated principal of (or premium or the Make-Whole Amount, if any) or interest, with respect to Debt Securities of such series have been cured or waived as provided in the Indenture (Section
502). The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts payable on any Debt Security of such series or (y) in respect to a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security affected thereby (Section 513).

     The Indenture Trustee is required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture; provided, however, that the Indenture Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest or Additional Amounts payable on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers of the Indenture Trustee consider such withholding to be in the interest of such Holders (Section 601).

     The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder; except in the case of failure of the Indenture Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of reasonable indemnity (Section 507). This provision will not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any), interest on and Additional Amounts payable with respect to, such Debt Securities at the respective due dates thereof (Section
508).

     Subject to provisions in the Indenture relating to its duties in case of default, the Indenture Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then outstanding under the Indenture, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity (Section 602). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or of exercising any trust or power conferred upon the Indenture Trustee. However, the Indenture Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the

Indenture Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein (Section 512).

     Within 120 days after the close of each fiscal year, First Union must deliver to the Indenture Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof (Section 1010).

MODIFICATION OF THE INDENTURE

     Modifications and amendments of the Indenture may be made with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby,
(a) change the Stated Maturity of the principal of (or premium or Make-Whole Amount, if any), or any installment of principal of or interest or Additional Amounts payable on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of, or any Additional Amounts payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or Make-Whole Amount, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security; (c) change the Place of Payment, or the currency or currencies, for payment of principal of (and premium or Make-Whole Amount, if any), or interest on, or any Additional Amounts payable with respect to, any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of Outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of such Debt Security (Section 902).

     The Holders of not less than a majority in principal amount of each series of Outstanding Debt Securities have the right to waive compliance by First Union with certain covenants in the Indenture (Section 1012).

     Modifications and amendments of the Indenture may be made by First Union and the Indenture Trustee without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to First Union as obligor under the Indenture; (ii) to add to the covenants of First Union for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon First Union in the Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series and related coupons, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Shares, Preferred Shares or Debt Securities of another series of First Union;
(viii) to provide for the acceptance of appointment by a successor Indenture Trustee or facilitate the administration of the trusts under the Indenture by more than one Indenture Trustee; (ix) to cure any ambiguity in the Indenture, correct or supplement any provision in the Indenture which may be defective or inconsistent or make any other changes with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; (x) to close the Indenture with respect to the authentication and delivery of additional series of Debt Securities or to qualify, or maintain qualification of, the Indenture under the TIA; or (xi) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect (Section 901).

     The Indenture provides that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof; (ii) the principal amount of a Debt Security denominated in a Foreign Currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above); (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to
Section 301 of the Indenture; and (iv) Debt Securities owned by First Union or any other obligor upon the Debt Securities or any Affiliate of First Union or of such other obligor shall be disregarded (Section 101).

     The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 1501). A meeting may be called at any time by the Indenture Trustee, and also, upon request, by First Union or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture (Section
1502). Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of such series will constitute a quorum (Section 1504).

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby, or of the Holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting; and
(ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section
1504).

     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by a specified percentage in principal amount of the Holders of any or all series of Debt Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Indenture, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and (subject to Article Six of the Indenture) conclusive in favor of the Indenture Trustee and First Union, if made in the manner specified above (Section 1507).

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     First Union may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Indenture Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Indenture Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest and Additional Amounts payable to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (Section 1401, 1402, 1403 and 1404).

     The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series pursuant to Section 301 of the Indenture, First Union may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to such Debt Securities under Section 1004 to 1009, inclusive, of the Indenture (being the restrictions described under "-- Certain Covenants") and, if provided pursuant to Section 301 of the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by First Union with the Indenture Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at Stated Maturity, or Governmental Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404).

     Such a trust may only be established if, among other things, First Union has delivered to the Indenture Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture (Section 1404).

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).

     Unless otherwise provided in the applicable Prospectus Supplement, if after First Union has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the Holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405).
"Conversion Event" means the cessation of use of (i) a currency (other than the ECU or other currency unit) both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or
(iii) any currency unit or composite currency other than the ECU for the purposes for which it was established.

     In the event First Union effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "-- Events of Default, Notice and Waiver" with respect to Sections 1004 to 1010, inclusive, of the Indenture (which Sections would no longer be applicable to such Debt Securities) or described in clause (f) under "-- Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Indenture Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, First Union would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which the Debt Securities are convertible into Shares, Preferred Shares or Debt Securities of another series will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Shares, Preferred Shares or Debt Securities of another series, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or First Union, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities. To protect First Union's status as a REIT, a Holder may not convert any Debt Security, and such Debt Security shall not be convertible by any Holder, if as a result of such conversion any person would then be deemed to own, directly or indirectly, more than 9.8% of the Shares.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the applicable Prospectus Supplement relating to such series. Global Securities, if any, are expected to be deposited with The Depository Trust Company, as Depository. Global Securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, First Union anticipates that the following provisions will apply to depository arrangements.

     Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts shall be designated by the underwriters, dealers or agents with respect to such Debt Securities or by First Union if such Debt Securities are offered and sold directly by First Union. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

     So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

     Payments of principal of, any premium or Make-Whole Amount and any interest on, or any Additional Amounts payable with respect to, individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. None of First Union, the Indenture Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     First Union expects that the Depository for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium, Make-Whole Amount or interest in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depository or its nominee. First Union also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

     If a Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by First Union within 90 days, First Union will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, First Union may, at any time and in its sole discretion, subject to any limitations described in the applicable Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by First Union, of $1,000 and integral multiples thereof.

NO PERSONAL LIABILITY

     No past, present or future Trustee, officer, employee or shareholder, as such, of First Union or any successor thereof shall have any liability for any obligations of First Union under the Debt Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debt Securities by accepting such Debt Securities waives and releases all such liability. The waiver and release are part of the consideration for the issue of Debt Securities (Section 111).

INDENTURE TRUSTEE

     The Indenture provides that there may be more than one Indenture Trustee thereunder, each with respect to one or more series of Debt Securities. Any Indenture Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Indenture Trustee may be appointed to act with respect to such series. In the event that two or more Persons are acting as Indenture Trustee with respect to different series of Debt Securities, each such Indenture Trustee shall be a Indenture Trustee of a trust under the Indenture separate and apart from the trust administered by any other Indenture Trustee (Section 610), and, except as otherwise indicated herein, any action described herein to be taken by the Indenture Trustee may be taken by each such Indenture Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Indenture Trustee under the Indenture (Section 609).

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

GENERAL

     The following description sets forth certain general terms and provisions of the Shares to which any Prospectus Supplement may relate, including a Prospectus Supplement which provides for Shares issuable pursuant to subscription offerings or rights offerings, upon conversion or exchange of Preferred Shares or Debt Securities or upon the exercise of Shares Warrants. The statements below describing the Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of First Union's Declaration of Trust (the "Declaration of Trust") and By-Laws.

     The number of Shares which First Union is authorized to issue is unlimited. All Shares are entitled to participate equally in any distributions thereon declared by First Union. Subject to the provisions of the By-Laws regarding Excess Shares (as defined below), each outstanding Share entitles the Holder thereof to one vote on all matters voted on by shareholders (as described below), including the election of Trustees. Shareholders have no pre-emptive rights. The outstanding Shares are fully paid and non-assessable and have equal liquidation rights. The Shares are fully transferable except that their issuance and transfer may be regulated or restricted by First Union in order to assure qualification by First Union for taxation as a REIT. See "Restriction on Size of Holdings." The Shares are not redeemable at the option of First Union or of any shareholder. The Board of Trustees are authorized without shareholder approval to borrow money and issue obligations and equity securities which may or may not be convertible into Shares and warrants, rights or options to purchase Shares; and to issue other securities of any class or classes which may or may not have preferences or restrictions not applicable to the Shares. The issuance of additional Shares or such conversion rights, warrants or options may have the effect of diluting the interest of shareholders. Annual meetings of the shareholders are held on the second Tuesday of the fourth month following the close of each fiscal year at such place as the Trustees may from time to time determine. Special meetings may be called at any time and place when ordered by a majority of the Trustees, or upon written request of the holders of not less than one-quarter of the outstanding Shares.

SHAREHOLDER LIABILITY

     The Declaration of Trust provides that no shareholder shall be personally liable in connection with the property or the affairs of First Union, and that all persons shall look solely to property of First Union for satisfaction of claims of any nature arising in connection with affairs of First Union.

     Under present Ohio law, no personal liability will attach to shareholders of First Union, but with respect to tort claims, contract claims where liability of shareholders is not expressly negated, claims for taxes and certain statutory liabilities, the shareholders may in some jurisdictions other than Ohio be held personally liable to the extent that such claims are not satisfied by First Union, in which event the shareholders would, in the absence of negligence or misconduct on their part, be entitled to reimbursement from the general assets of First Union. First Union carries insurance which the Trustees consider adequate to cover any probable tort claims. To the extent the assets and insurance of First Union should be insufficient to reimburse a shareholder who has been required to pay a claim against First Union, the shareholder would suffer a loss. The statements in this paragraph and the next preceding paragraph also apply to holders of the Preferred Shares, although any possible liability of such holders would be further reduced by the greater limitations on their voting power.

REIT QUALIFICATION

     Under regulations of the Internal Revenue Service, the Trustees must have continuing exclusive authority over the management of First Union and the conduct of its affairs, free from any control by the shareholders, other than the right to elect or remove Trustees, to terminate the Declaration of Trust, to ratify amendments to the Declaration of Trust, and certain other permitted rights, if First Union is to continue to qualify as a REIT under the applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"). If First Union is to have limited liability for its shareholders under Ohio law, it is also required that the Trustees have absolute control over the management of First Union free from any control by the shareholders, other than the right to elect Trustees or to approve certain actions of the Trustees. Consequently, the only voting power presently granted to the shareholders is the right by a majority vote (i) to elect Trustees, (ii) when approved by a majority of the Trustees, to approve or disapprove the transfer of the assets of First Union to a corporation, and to approve or disapprove amendments to the Declaration of Trust or termination of the Declaration of Trust, and (iii) when removal is proposed by all other Trustees, to approve or disapprove removal of any Trustee. First Union has no fixed duration and will continue indefinitely, unless terminated as provided in the Declaration of Trust.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Shares is National City Bank. The Shares are listed on the NYSE under the symbol "FUR."

RESTRICTION ON SIZE OF HOLDINGS

     The By-Laws restrict beneficial ownership of First Union's outstanding capital stock by a single person, or persons acting as a group, to 9.8% (the "Share Ownership Limit") of the Shares, which limitation assumes that all securities convertible into Shares owned by such person or group of persons have been converted. The purposes of these provisions are to assist in protecting and preserving First Union's REIT status and to protect the interest of shareholders in takeover transactions by preventing the acquisition of a substantial block of shares unless the acquiror makes a cash tender offer for all outstanding shares. For First Union to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned by five or fewer individuals at any time during the last half of First Union's taxable year. The provision permits five persons each to acquire up to a maximum of 9.8% of the Shares, or an aggregate of 49% of the outstanding Shares, and thus, assists the Trustees in protecting and preserving REIT status for tax purposes.

     Shares owned by a person or group of persons in excess of 9.8% of First Union's outstanding Shares ("Excess Shares") shall not be entitled to any voting rights; shall not be considered outstanding for quorums or voting purposes; and shall not be entitled to dividends, interest or any other distribution with respect to the securities.

TRUSTEE LIABILITY

     The Declaration of Trust provides that Trustees shall not be individually liable for any obligation or liability incurred by or on behalf of First Union or by Trustees for the benefit and on behalf of First Union. Under the Declaration of Trust and Ohio law respecting REITs, Trustees are not liable to First Union or the shareholders for any act or omission except for acts or omissions which constitute bad faith, willful misfeasance, gross negligence or reckless disregard of duties to First Union and its shareholders.

BENEFICIAL OWNERSHIP OF THE MANAGEMENT COMPANY

     All of the shares of the Management Company are owned in trust for the benefit of owners of First Union's Shares pursuant to a declaration of trust dated as of October 1, 1996, as amended (the "Management Company Declaration of Trust"). The Management Company Declaration of Trust provides that the net income of the trust estate shall be paid from time to time to the First Union shareholders in proportion to the number of Shares of First Union held by them. Upon termination of the trust, each holder of Shares of First Union is entitled to a proportionate share of the net proceeds received upon the sale of the assets of the trust estate. The trustees of the trust may require, as a condition to the receipt of any payment of the net income or of the net proceeds upon termination, that a shareholder demonstrate that the Shares of First Union owned by him, together with any Shares the ownership of which is attributed to him by the Code, does not exceed 5% of the then outstanding Shares of First Union. The Management Company Declaration of Trust provides that the trust shall terminate upon the termination of First Union. The trustees of the trust are selected by the Trustees of First Union. See "Federal Income Tax
Considerations -- Taxation of First Union -- Stapled Stock."

SHAREHOLDER RIGHTS PLAN

     In March 1990, the Board of Trustees declared a dividend with respect to each Share consisting of one right to purchase one Share at an exercise price of $50 per right. If a person or group, excluding certain affiliated entities of First Union, acquires 15% or more of the outstanding Shares (except in a tender offer or exchange offer approved by the Board of Trustees), is declared to be an "adverse person" by the Board of Trustees or engages in certain self-dealing transactions with the First Union ("flip-in events"), each right, other than rights owned by a 15% owner or an "adverse person", entitle the holder to purchase one Share for its par value (currently $1 per share). If First Union is acquired in a merger or other business combination ("flip-over events"), each right entitles the holder to purchase, for $1, shares of the acquiring company having a market value equal to the market value of one Share.

     The rights may be redeemed by First Union at a price of $0.01 per right at any time prior to the earlier of a "flip-in" or "flip-over" event or the expiration of the rights on March 30, 2000.

             DESCRIPTION OF PREFERRED SHARES OF BENEFICIAL INTEREST

GENERAL

     Subject to limitations prescribed by Ohio law and the Declaration of Trust, the Board of Trustees is authorized to issue, without the approval of the shareholders, Preferred Shares in series and to establish from time to time the number of Preferred Shares to be included in such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series. All Preferred Shares issued will be duly authorized and fully paid. The Prospectus Supplement relating to the Preferred Shares will set forth whether or not the holders of the Preferred Shares will be entitled to the benefit of the Management Company Declaration of Trust. See "Description of Shares of Beneficial Interest -- Beneficial Ownership of the Management Company."

     Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for the specific terms of such Preferred Shares, including:

          (1) The title and stated value of such Preferred Shares;

          (2) The number of shares of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

          (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

          (4) The date from which dividends on such Preferred Shares shall cumulate, if applicable;

          (5) The provision for a sinking fund, if any, for such Preferred
     Shares;

          (6) The provision for redemption, if applicable, of such Preferred Shares;

          (7) Any listing of such Preferred Shares on any securities exchange;

          (8) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Shares, including the conversion price (or manner of calculation thereof);

          (9) Whether interests in such Preferred Shares will be represented by Global Securities;

          (10) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

          (11) A discussion of federal income tax considerations applicable to such Preferred Shares;

          (12) The relative ranking and preferences of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of First Union;

          (13) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of First Union; and

          (14) Any limitations on direct or beneficial ownership and restrictions on transfer of Preferred Shares, in each case as may be appropriate to preserve the status of First Union as a REIT.

     To protect First Union's status as a REIT, separate restrictions on ownership of Preferred Shares similar to the restrictions on ownership of Shares may be imposed. See "Description of Shares of Beneficial Interest -- Restriction on Size of Holdings".

RANK

     Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of First Union, rank (i) senior to all classes or series of Shares and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by First Union the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and (iii) junior to all equity securities issued by First Union the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The rights of the holders of each series of the Preferred Shares will be subordinate to those of First Union's general creditors.

DIVIDENDS

     Holders of each series of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of assets of First Union legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Such rate may be fixed or variable or both. Each such dividend shall be payable to holders of record as they appear on the share transfer books of First Union on such record dates as shall be fixed by the Board of Trustees.

     Dividends on any series of the Preferred Shares may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Trustees fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are noncumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and First Union will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If Preferred Shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Shares of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or
(ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share on the Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any cumulation in respect of unpaid dividends for prior dividend periods if such series of Preferred Shares does not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient of the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in Shares or other shares of beneficial interest ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Shares or any other shares of beneficial interest of First Union ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any Shares or any other shares of beneficial interest of First Union ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by First Union (except by conversion into or exchange for other shares of beneficial interest of First Union ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

     Any dividend payment made on a series of Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

     If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of First Union, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of such Preferred Shares that shall be redeemed by First Union in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any cumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash, Shares or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest of First Union, the terms of such Preferred Shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into shares of the applicable shares of beneficial interest of First Union pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on all Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no Preferred Shares of any series shall be redeemed unless all outstanding Preferred Shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series, and, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period and
(ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on all Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, First Union shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Shares of such series (except by conversion into or exchange for shares of beneficial interest of First Union ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

     If fewer than all of the outstanding Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by First Union and such shares may be redeemed pro rata from the holders of record of Preferred Shares of such series in proportion to the number of Preferred Shares of such series held by such holders (with adjustments to avoid redemption of fractional shares), by lot in a manner determined by First Union or by any other method as may be determined by First Union in its sole discretion to be equitable.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of First Union. Unless otherwise specified in the applicable Prospectus Supplement, each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the Preferred Shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such Preferred Shares shall terminate. If fewer than all the Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by First Union in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of First Union, then, before any distribution or payment shall be made to the holders of any Shares or any other class or series of shares of beneficial interest of First Union ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of First Union, the holders of each series of Preferred Shares shall be entitled to receive out of assets of First Union (excluding the assets of the Management Company) legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any cumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of First Union. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of First Union are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of shares of beneficial interest of First Union ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of the Preferred Shares, the remaining assets of First Union shall be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to the Preferred Shares upon liquidation, dissolution or winding up of First Union, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of First Union with or into any other entity, or the sale, lease or conveyance of all or substantially all of the property or business of First Union, shall not be deemed to constitute a liquidation, dissolution or winding up of First Union.

VOTING RIGHTS

     Holders of the Preferred Shares of a particular series will not have any voting rights, except as set forth below or in the applicable Prospectus Supplement or as otherwise required by applicable law. The following is a summary of the voting rights that, unless provided otherwise in the applicable Prospectus Supplement, will apply to each series of Preferred Shares.

     If six quarterly dividends (whether or not consecutive) payable on the Preferred Shares of such series, or any other series of Preferred Shares ranking on a parity with such series of Preferred Shares with respect in each case to the payment of dividends, amounts upon liquidation, dissolution and winding up ("Parity Shares"), are in arrears, whether or not earned or declared, the number of Trustees then constituting the Board of Trustees will be increased by two, and the holders of Preferred Shares of such series, voting together as a class with the holders of Parity Shares of any other series (any such other series, the "Voting Preferred Shares"), will have the right to elect two additional Trustees to serve on the Board of Trustees at any annual meeting of shareholders or a properly called special meeting of the holders of Preferred Shares of such series and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the current quarterly period on the Preferred Shares of such series and such other

Voting Preferred Shares have been paid or declared and set aside for payment. Such voting rights will terminate when all such accrued and unpaid dividends have been declared and paid or set aside for payment. The term of office of all Trustees so elected will terminate with the termination of such voting rights.

     The approval of two-thirds of the outstanding Preferred Shares of such series and all other series of Voting Preferred Shares similarly affected, voting as a single class, is required in order to (i) amend the Declaration of Trust to affect materially and adversely the rights, preferences or voting power of the holders of the Preferred Shares of such series or the Voting Preferred Shares, (ii) enter into a share exchange that affects the Preferred Shares of such series, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into First Union, unless in each such case each Preferred Share of such series remains outstanding without a material and adverse change to its terms and rights or is converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Preferred Share of such series (except for changes that do not materially and adversely affect the holders of the Preferred Shares of such series) of (iii) authorize, reclassify, create, or increase the authorized amount of any class of shares having rights senior to the Preferred Shares of such series with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, First Union may create additional classes of Parity Shares and Preferred Shares of any other series ranking junior to such series of Preferred Shares with respect in each case to the payment of dividends, amounts upon liquidation, dissolution and winding up ("Junior Shares") and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Preferred Shares of such series.

     Except as provided above and as required by law, the holders of Preferred Shares of each series will not be entitled to vote on any merger or consolidation involving First Union or a sale of all or substantially all of the assets of First Union.

     With respect to any matter as to which the Preferred Shares of any series is entitled to vote, holders of the Preferred Shares of such series and any Voting Preferred Shares will be entitled to cast the number of votes set forth in the respective Prospectus Supplement with respect to that series of Preferred Shares and Voting Preferred Shares. As a result of the provisions requiring the holders of shares of a series of the Preferred Shares to vote together as a class with the holders of shares of one or more series of Parity Shares, it is possible that the holders of such Parity Shares could approve action that would adversely affect such series of Preferred Shares, including the creation of a class of shares of beneficial interest ranking prior to such series of Preferred Shares as to dividends, voting or distributions of assets.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which Preferred Shares of any series are convertible into Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Shares into which the Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Shares or First Union, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Shares.

TRANSFER AGENT AND REGISTRAR

     The name and address of the transfer agent and registrar for any series of Preferred Shares will be set forth in the applicable Prospectus Supplement.

                       DESCRIPTION OF SECURITIES WARRANTS

     First Union may issue Securities Warrants for the purchase of Debt Securities, Preferred Shares or Shares. Securities Warrants may be issued independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between First Union and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of First Union in connection with the Securities Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Securities Warrants. The following summaries of certain provisions of the Securities Warrant Agreement and the Securities Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Securities Warrant Agreement and the Securities Warrant certificates relating to each series of Securities Warrants which will be filed with the Commission at or prior to the time of the issuance of such series of Securities Warrants.

     If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants;
(iii) the designation and terms of any series of Debt Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Debt Securities; (iv) the date, if any, on and after which such Securities Warrants and the related series of Debt Securities will be transferable separately; (v) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (vii) whether the Securities Warrants will be issued in registered or bearer form; (viii) any special United States federal income tax consequences; (ix) the terms, if any, on which First Union may accelerate the date by which the Securities Warrants must be exercised; and (x) any other material terms of such Securities Warrants.

     In the case of Securities Warrants for the purchase of Preferred Shares or Shares, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants, the exercise price, and in the case of Securities Warrants for Preferred Shares, the designation, aggregate number and terms of the series of Preferred Shares purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of any series of Preferred Shares with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with such Preferred Shares; (iv) the date, if any, on and after which such Securities Warrants and the related series of Preferred Shares or Shares will be transferable separately; (v) the date on which the right to exercise such Securities Warrants shall commence and the Expiration Date; (vi) any special United States federal income tax consequences; and (vii) any other material terms of such Securities Warrants.

     Securities Warrant certificates may be exchanged for new Securities Warrant certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal, premium, if any, or interest, if any, on such Debt Securities or to enforce covenants in the applicable indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Shares or Shares, holders of such Securities Warrants will not have any rights of holders of such Preferred Shares or Shares, including the right to receive payments of dividends, if any, on such Preferred Shares or Shares, or to exercise any applicable right to vote.

     To protect First Union's status as a REIT, separate restrictions on ownership of Securities Warrants similar to the restrictions on ownership of Shares may be imposed. See "Description of Shares of Beneficial
Interest -- Restriction on Size of Holdings."

EXERCISE OF SECURITIES WARRANTS

     Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or number of shares of Preferred Shares or Shares, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by First Union), unexercised Securities Warrants will become void.

     Securities Warrants may be exercised by delivering to the Securities Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Preferred Shares or Shares, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt within five (5) business days, of the Securities Warrant certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant certificate properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement, First Union will, as soon as practicable, issue and deliver the Debt Securities, Preferred Shares or Shares, as the case may be, purchasable upon such exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant certificate are exercised, a new Securities Warrant certificate will be issued for the remaining amount of Securities Warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

     The Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

ADJUSTMENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of Shares covered by, a Shares Warrant is subject to adjustment in certain events, including (i) payment of a dividend on the Shares payable in shares of beneficial interest and share splits, combinations or reclassification of the Shares; (ii) issuance to all holders of Shares of rights or warrants to subscribe for or purchase shares of Shares at less than their current market price (as defined in the Warrant Agreement for such series of Shares Warrants); and (iii) certain distributions of evidences of indebtedness or assets (including securities but excluding cash dividends or distributions paid out of consolidated earnings or retained earnings or dividends payable in Shares) or of subscription rights and warrants (excluding those referred to above).

     No adjustment in the exercise price of, and the number of Shares covered by, a Shares Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from consolidated earnings or retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect. Except as stated above, the exercise price of, and the number of Shares covered by, a Shares Warrant will not be adjusted for the issuance of Shares or any securities convertible into or exchangeable for Shares, or carrying the right or option to purchase or otherwise acquire the foregoing, in exchange for cash, other property or services.

     In the event of any (i) consolidation or merger of First Union with or into any entity (other than a consolidation or a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding Shares);
(ii) sale, transfer, lease or conveyance of all or substantially all of the assets of First Union; or (iii) reclassification, capital reorganization or change of the Shares (other than solely a change in par value or from par value to no par value), then any holder of a Shares Warrant will be entitled, on or after the occurrence of any such event, to receive on exercise of such Shares Warrant the kind and amount of shares of beneficial interest or other securities, cash or other property (or any combination thereof) that the holder would have received had such holder exercised such holder's Shares Warrant immediately prior to the occurrence of such event. If the consideration to be received upon exercise of the Shares Warrant following any such event consists of common shares of the surviving entity, then from and after the occurrence of such event, the exercise price of such Shares Warrant will be subject to the same anti-dilution and other adjustments described in the second preceding paragraph, applied as if such common shares were Shares.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a description of the material Federal income tax consequences to First Union and its shareholders of the treatment of First Union as a REIT. The discussion is general in nature and not exhaustive of all possible tax considerations, nor does the discussion give a detailed description of any state, local, or foreign tax considerations. The discussion does not discuss all aspects of Federal income tax law that may be relevant to a prospective shareholder in light of his particular circumstances or to certain types of shareholders (including insurance companies, financial institutions, broker-dealers, tax exempt organizations, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax law nor does the discussion address special considerations, if any, which may relate to the purchase of Debt Securities, Preferred Shares or Securities Warrants.

     Based upon certain representations of First Union and as described further below, in the opinion of Mayer, Brown & Platt, counsel to First Union, First Union's existing legal organization and its method of operation, as described in this Prospectus and as represented by it, will enable it to satisfy the requirements for qualification as a REIT. This opinion is based on certain assumptions relating to the organization and operation of the Management Company and of any partnerships in which First Union will hold an interest, and is conditioned upon certain representations made by First Union as to certain factual matters relating to First Union's and the Management Company's organization and manner of operation. It is also based on the assumption that for all of its taxable years (or portion thereof) prior to the date of this Prospectus, First Union satisfied all of the requirements necessary for qualification as a REIT under the Code, and the assumption that all organizational documents for First Union and the Management Company are complied with. In addition, this opinion is based on the law existing and in effect on the date hereof. First Union's qualification and taxation as a REIT in the future will depend upon First Union's ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. Mayer, Brown & Platt will not review compliance with these tests on a continuing basis. No assurance can be given that First Union will satisfy such tests on a continuing basis.

     THIS DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, AND EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO IT OF THE PURCHASE, OWNERSHIP AND SALE OF THE OFFERED SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     If certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as First Union, that invest primarily in real estate and that otherwise would be treated for Federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (i.e., at both the corporate and shareholder levels) that generally results from the use of corporations.

     If First Union fails to qualify as a REIT in any year, however, it will be subject to Federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, First Union could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

     First Union believes it properly elected and continued to elect REIT status for all taxable years since its filing of a REIT election, and the Board of Trustees believes that First Union has operated and expects that First Union will continue to operate in a manner that will permit First Union to elect REIT status in each taxable year thereafter. There can be no assurance, however, that this belief or expectation will be fulfilled, since qualification as a REIT depends on First Union continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on First Union's operating results.

TAXATION OF FIRST UNION

     General. In any year in which First Union qualifies as a REIT, it will not, in general, be subject to Federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. First Union may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

     Notwithstanding its qualification as a REIT, First Union may also be subject to taxation in certain other circumstances. If First Union should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which First Union fails either the 75% or the 95% test, multiplied by a fraction intended to reflect First Union's profitability. First Union will also be subject to a tax of 100% on net income from any "prohibited transaction" as described below, and if First Union has (i) income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if First Union should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, First Union would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. First Union may also be subject to the corporate alternative minimum tax, as well as tax in certain situations not presently contemplated. The Management Company will be taxed on its income at regular corporate rates. First Union uses the calendar year both for Federal income tax purposes and for financial reporting purposes.

     Stapled Stock. First Union and the Management Company are "stapled entities" as defined in Section 269B of the Code. Section 269B of the Code defines the term "stapled entities" to mean any group of two or more entities if more than 50% in value of the beneficial ownership in each of such entities consists of interests which, by reason of form of ownership, restrictions on transfers, or other terms or conditions, the transfer of one of such interests requires the transfer of the other of such interests. Section 269B of the Code provides that if the shares of a group of entities that include a REIT are stapled, then such entities shall be treated as one entity for purposes of applying the REIT provisions of the Code. If Section 269B of the Code were to apply to First Union and the Management Company, then First Union might not be able to satisfy the "Gross Income Tests" as described below that are necessary to qualify as a REIT.

     Prior to the enactment of Section 269B of the Code, First Union received two rulings from the Internal Revenue Service sanctioning the stapling of First Union and the Management Company. These rulings provided that (i) even though First Union and the Management Company were "stapled," such stapling would not preclude First Union from qualifying as a REIT, and (ii) amounts otherwise qualifying as rents from real property under the REIT rules would not fail to meet that definition by reason of the fact that First Union and the Management Company were stapled. The effective date provision for Section 269B provides that Section 269B of the Code does not apply if a group of stapled entities that included a REIT on June 30, 1983 were stapled on that date. First Union believes that because First Union and the Management Company were stapled on June 30, 1983, Section 269B should not apply to First Union and the Management Company.

     Under the Code, rents from real property do not include amounts received or accrued, directly or indirectly, from any person if the REIT owns, directly or indirectly, in the case of a corporation, stock of such corporation possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total number of shares of all classes of stock of such corporation. For purposes of this provision, certain attribution rules under Section 318 of the Code are applicable. Under this provision, even though
Section 269B of the Code does not apply to First Union and the Management Company, if any person were to acquire, directly or indirectly, 10% or more in value of the shares of First Union (taking into account such attribution rules), then rents received from the Management Company would not qualify as rents from real property under the REIT rules. In such a case, First Union would likely not satisfy the "Gross Income Tests" described below, and accordingly, would not qualify as a REIT.

     First Union's By-Laws restrict beneficial ownership of First Union's outstanding shares by a single person, or persons acting as a group, to 9.8% of First Union's Shares of Beneficial Interest. Assuming this restriction precludes any person from owning 10% or more in value of the shares of First Union and 10% or more of the voting power and all classes of stock of the Management Company, First Union believes that amounts otherwise qualifying as rents from real property received from the Management Company will continue to qualify as rents from real property for REIT purposes.

     In order to qualify as a REIT, First Union must meet, among others, the following requirements:

     Share Ownership Tests. First Union's shares of beneficial interest must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding shares of beneficial interest of First Union may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. However, for purposes of this test, any shares of beneficial interest held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust.

     In order to attempt to provide for compliance with the foregoing share ownership tests, First Union has placed certain restrictions on the transfer of its shares of beneficial interest to prevent additional concentration of share ownership. Moreover, to evidence compliance with these requirements, under Treasury regulations First Union must maintain records which disclose the actual ownership of its outstanding shares of beneficial interest. In fulfilling its obligations to maintain records, First Union must and will demand written statements each year from the record holders of designated percentages of its shares of beneficial interest disclosing the actual owners of such shares of beneficial interest (as prescribed by Treasury regulations). A list of those persons failing or refusing to comply with such demand must be maintained as a part of First Union's records. A shareholder failing or refusing to comply with First Union's written demand must submit with his tax return a similar statement disclosing the actual ownership of his shares and certain other information. In addition, the By-Laws provide restrictions regarding the transfer of its shares that are intended to assure continued satisfaction of the share ownership requirements. See "Description of Shares of Beneficial Interest -- Restriction on Size of Holdings."

     Asset Tests. At the close of each quarter of First Union's taxable year, First Union must satisfy two tests relating to the nature of its assets (with "assets" being determined in accordance with generally accepted accounting principles). First, at least 75% of the value of First Union's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments. Second, although the remaining 25% of First Union's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of First Union's total assets or (ii) 10% of the outstanding voting securities of any one such issuer.

     In connection with the acquisition of equity interests in each of Impark and Services by the Management Company, First Union made certain subordinated loans to Impark and Services on an unsecured basis. In connection with such loans, First Union has determined that (i) the fair market value of each of such loans, including any accrued interest, fees and any other amounts payable thereon, is not in excess of 5% of the fair market value of the total gross assets of First Union determined in accordance with generally accepted accounting principles and (ii) the fair market value of all such loans and First Union's other assets (other than assets represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments) do not have an aggregate fair market value in excess of 25% of the fair market value of the total gross assets of First Union determined in accordance with generally accepted accounting principles. Based on existing facts, First Union believes that it will be able to reaffirm this determination at the applicable times in the future. If, however, First Union were unable to satisfy the foregoing asset tests at the applicable time, First Union would be required to take preventative steps by disposing of certain assets or otherwise risk a loss of REIT status.

     In addition, as part of the acquisition of Impark, certain lenders of Impark and former owners of Impark have the right to transfer certain loans of Impark and non-voting common stock of Impark to First Union at certain times. If the transfer rights were exercised at a time when First Union's total assets were not sufficient to satisfy the foregoing asset tests, First Union would be required to take such preventative steps or otherwise risk such REIT status.

     Gross Income Tests. There are three separate percentage tests relating to the sources of First Union's gross income which must be satisfied for each taxable year. For purposes of these tests, where First Union invests in a partnership, First Union will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of First Union as it has in the hands of the partnership. The three tests are as follows:

     The 75% Test. At least 75% of First Union's gross income for the taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (except as modified below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of First Union's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and (viii) certain qualified temporary investment income attributable to the investment of new capital received by First Union in exchange for its shares or specified debt securities during the one-year period following the receipt of such capital.

     Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if First Union, or an owner of 10% or more of First Union, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property for purposes of the 75% and 95% gross income tests, First Union generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom First Union derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by First Union are "usually or customarily rendered" in connection with the rental of space for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience."

     The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of First Union's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest, or gains from the sale or other disposition of stock or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

     For purposes of determining whether First Union complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, it does not include a sale of property if such property is held by First Union for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See
"-- Taxation of First Union -- General."

     First Union believes that, for purposes of both the 75% and the 95% gross income tests, its investment in the real properties will in major part give rise to qualifying income in the form of rents, and that gains on sales of the real properties generally will also constitute qualifying income.

     Even if First Union fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) First Union's failure to comply was due to reasonable cause and not to willful neglect; (ii) First Union reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, First Union will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect First Union's profitability.

     The 30% Test. First Union must derive less than 30% of its gross income for each taxable year from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities (including an interest rate swap or cap agreement) held for less than one year; and (iii) property in a prohibited transaction. First Union does not anticipate that it will have difficulty in complying with this test. However, if extraordinary circumstances were to occur that give rise to dispositions of real estate properties held for less than four years (for example, on account of the inability to obtain refinancing), the 30% test could become an issue.

     Annual Distribution Requirements. In order to qualify as a REIT, First Union is required to distribute dividends (other than capital gain dividends) to its shareholders each year in an amount at least equal to (A) the sum of (i) 95% of First Union's REIT taxable income (computed without regard to the dividends paid deduction and First Union's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before First Union timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that First Union does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be.

     First Union intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the first sentence of the preceding paragraph. It is possible that First Union may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing First Union's REIT taxable income on the other hand, or for other reasons. To avoid a problem with the 95% distribution requirement, First Union will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

     If First Union fails to meet the 95% distribution requirement as a result of an adjustment to First Union's tax return by the Internal Revenue Service, First Union may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

     Failure to Qualify. If First Union fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, First Union will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which First Union fails to qualify as a REIT will not be deductible by First Union, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, First Union also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAXATION OF SHAREHOLDERS

     Taxation of Taxable Domestic Shareholders. As long as First Union qualifies as a REIT, distributions made to First Union's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed First Union's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its shares of beneficial interest of First Union. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that First Union makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's shares by the amount of such excess distribution (but not below zero), with distributions in excess of the shareholder's tax basis being taxed as capital gains (if the shares are held as a capital asset). In addition, any dividend declared by First Union in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by First Union and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by First Union during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of First Union. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to First Union shareholders.

     In general, any loss upon a sale or exchange of Shares by a shareholder who has held such Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from First Union required to be treated by such shareholder as long-term capital gains.

     Backup Withholding. First Union will report to its domestic shareholders and to the Internal Revenue Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide First Union with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding is available as a credit against the shareholder's income tax liability. In addition, First Union may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to First Union. See "Certain United States Tax Considerations for Non-U.S. Shareholders -- Distributions from First Union -- Capital Gain Dividends" below.

     Taxation of Tax-Exempt Shareholders. The Internal Revenue Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by First Union to a shareholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, that the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that First Union, consistent with its present intent, does not hold a residual interest in a REMIC.

     However, if any pension or other retirement trust that qualifies under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a

10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

OTHER TAX CONSIDERATIONS

     Possible Legislative or Other Actions Affecting Tax
Consequences. Prospective shareholders should recognize that the present Federal income tax treatment of investment in First Union may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in Federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in First Union.

     In particular, two separate versions of a tax bill, called the Revenue Reconciliation Act of 1997 (H.R. 2014) (the "Revenue Act") were recently passed by the United States House of Representatives (the "House") and by the United States Senate (the "Senate"). It is expected that the differences between such versions of the Revenue Act will be reconciled by a committee made up of members from the House and Senate. Among other things, the Revenue Act would modify a number of the provisions relating to REIT taxation. In particular, the Revenue Act would (i) replace the rule that disqualifies a REIT for any year in which the REIT failed to comply with Treasury regulations to ascertain its ownership with an intermediate penalty for failing to do so; (ii) permit a REIT to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real property; (iii) permit a REIT to elect to retain and pay income tax on net long-term capital gains; (iv) repeal the rule that requires that less than 30% of a REIT's gross income be derived from gain from the sale or other disposition of stock or securities held for less than one year, certain real property held less than four years, and property that is sold or disposed of in a prohibited transaction; (v) lengthen the original grace period for foreclosure property from two years after the REIT acquired the property to a period ending on the last day of the third full taxable year following the foreclosure property election; (vi) treat income from all hedges, not just interest rate swaps and caps, that reduce the interest rate risk of REIT liabilities as qualifying income under the 95% gross income test; (vii) permit any corporation wholly-owned by a REIT to be treated as a qualified subsidiary, regardless of whether the corporation has always been owned by the REIT; and (viii) modify various other REIT limitations and provisions. It is impossible at this time to predict the form or content of any tax legislation, whether any such tax legislation will be enacted, or the effective date of any such tax legislation.

     State and Local Taxes. First Union and its shareholders may be subject to state or local taxation, and First Union may be subject to state or local tax withholding requirements, in various jurisdictions, including those in which it or they transact business or resides. The state and local tax treatment of First Union and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in shares.

                    CERTAIN UNITED STATES TAX CONSIDERATIONS
                           FOR NON-U.S. SHAREHOLDERS

     The following is a discussion of certain anticipated U.S. Federal income and U.S. Federal estate tax consequences of the ownership and disposition of shares of beneficial interest applicable to Non-U.S. Shareholders of such shares. A "Non-U.S. Shareholder" is (i) any individual who is neither a citizen nor resident of the United States, (ii) any corporation or partnership other than a corporation or partnership created or organized in the United States or under the laws of the United States or any state thereof or under the laws of the District of Columbia or (iii) any estate or trust that is not "resident" in the United States. The discussion is based on current law and is for general information only. The discussion does not address other aspects of U.S. Federal taxation other than income and estate taxation or all aspects of U.S. Federal income and estate taxation. The discussion does not consider any specific facts or circumstances that may apply to a particular Non-U.S. Shareholder.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF HOLDING AND DISPOSING OF SHARES OF BENEFICIAL INTEREST.

DISTRIBUTIONS FROM FIRST UNION

     Ordinary Dividends. The portion of dividends received by Non-U.S. Shareholders payable out of First Union's earnings and profits that are not attributable to capital gains of First Union and that are not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by treaty or the Non-U.S. Shareholder files an Internal Revenue Service Form 4224 with First Union certifying that the investment to which the distribution relates is effectively connected to a United States trade or business of such Non-U.S. Shareholder). Under certain limited circumstances, the amount of tax withheld may be refundable, in whole or in part, because of the tax status of certain partners or beneficiaries of Non-U.S. Shareholders that are either foreign partnerships or foreign estates or trusts. In general, Non-U.S. Shareholders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of shares of beneficial interest. In cases where the dividend income from a Non-U.S. Shareholder's investment in shares of beneficial interest is (or is treated as) effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax (unless reduced by treaty) in the case of a Non-U.S. Shareholder that is a foreign corporation).

     Under current Treasury Regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the withholding discussed above and, under the current interpretation of the Treasury Regulations, for purposes of determining the applicability of a tax treaty rate. However, under Treasury Regulations proposed to be effective for dividends paid after 1997 (the "Proposed Regulations"), a non-U.S. Shareholder who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification requirements on Internal Revenue Service Form W-8. The Proposed Regulations would also permit a reduced rate of withholding on payments of dividends to foreign partnerships whose partners are entitled to a reduced rate of withholding if the partners and the foreign partnership supply the appropriate Internal Revenue Service certifications or if the foreign partnership elects to be treated as a "qualified intermediary" for withholding tax purposes. Under the Proposed Regulations, U.S. Shareholders who claim that the dividends are effectively connected with the conduct of a U.S. trade or business would have to supply Form W-8 in lieu of Form 4224.

     Capital Gain Dividends. Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), any distribution made by First Union to a Non-U.S. Shareholder, to the extent attributable to gains from dispositions of United States Real Property Interests ("USRPIs") by First Union ("USRPI Capital Gains"), will be considered effectively connected with a U.S. trade or business of the Non-U.S. Shareholder and subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, First Union will be required to withhold tax equal to 35% of the amount of such distribution to the extent it constitutes USRPI Capital Gains. Such distribution may also be subject to the 30% branch profits tax (unless reduced by treaty) in the case of a Non-U.S. Shareholder that is a foreign corporation.

     Non-Dividend Distributions. Any distributions by First Union that exceed both current and accumulated earnings and profits of First Union will not be taxed as either ordinary dividends or capital gain dividends. However, under current law, if it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding. Should this occur, the Non-U.S. Shareholder may seek a refund of over withholding from the Internal Revenue Service once it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of First Union. Under the Proposed Regulations, First Union would be entitled to make a reasonable estimate of the portion of the distribution that is not a dividend.

DISPOSITIONS OF SHARES OF BENEFICIAL INTEREST

     Unless the shares of beneficial interest constitute USRPIs, a sale or exchange of shares of beneficial interest by a Non-U.S. Shareholder generally will not be subject to U.S. taxation under FIRPTA. The shares of beneficial interest will not constitute USRPIs if First Union is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Shareholders. It is currently anticipated that First Union will be a domestically controlled REIT and, therefore, that the sale of shares of beneficial interest will not be subject to taxation under FIRPTA. No assurance can be given that First Union will continue to be a domestically controlled REIT.

     If First Union does not constitute a domestically controlled REIT, a Non-U.S. Shareholder's sale or exchange of shares of beneficial interest generally will still not be subject to tax under FIRPTA as a sale of USRPIs provided that (i) First Union's shares of beneficial interest are "regularly traded" (as defined by applicable Treasury regulations) on an established securities market (e.g., the NYSE, on which the Shares are listed) and (ii) the selling Non-U.S. Shareholder held 5% or less of First Union's outstanding shares of beneficial interest at all times during a specified testing period.

     If gain on the sale or exchange of shares of beneficial interest were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, and the purchaser of shares of beneficial interest could be required to withhold 10% of the purchase price and remit such amount to the Internal Revenue Service. The branch profits tax would not apply to such sales or exchanges.

     Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Shareholder in two cases: (i) if the Non-U.S. Shareholder's investment in shares of beneficial interest is effectively connected with a U.S. trade or business conducted by such Non-U.S. Shareholder, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain or (ii) if the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States or an office or other fixed place of business in the United States to which such gain is attributable, the nonresident alien individual will be subject to 30% tax on the individual's capital gain (unless reduced or eliminated by treaty).

FEDERAL ESTATE TAX

     Shares of beneficial interest owned or treated as owned by an individual who is not a citizen or "resident" (as specifically defined for U.S. Federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. Federal estate tax on the property includable in the estate for U.S. Federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     First Union must report annually to the Internal Revenue Service and to each Non-U.S. Shareholder the amount of dividends (including any capital gain dividends) paid to, and the tax withheld with respect to, each Non-U.S. Shareholder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides.

     U.S. backup withholding (which generally is imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements) and information reporting will generally not apply to dividends (including any capital gain dividends) paid on shares of beneficial interest to a Non-U.S. Shareholder at an address outside the United States. However, under the Proposed Regulations, a Non-U.S. Shareholder may be required to provide a certification on Form W-8 to be exempt from backup withholding.

     The payment of the proceeds from the disposition of shares of beneficial interest to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Shareholder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of shares of beneficial interest to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting, except as noted below. In the case of a payment of proceeds from the disposition of shares of beneficial interest to or through a non-U.S. office of a broker which is (i) a U.S. person, (ii) a "controlled foreign corporation" for U.S. Federal income tax purposes or (iii) a foreign person 50% or more of whose gross income for certain periods is derived from a U.S. trade or business, information reporting (but not backup withholding) will apply unless the broker has documentary evidence in its files that the holder is a Non-U.S. Shareholder (and the broker has no actual knowledge to the contrary) and certain other conditions are met, or the holder otherwise establishes an exemption. Under proposed Treasury regulations (not the Proposed Regulations), a payment of the proceeds from the disposition of shares of beneficial interest to or through such broker will be subject to backup withholding if such broker has actual knowledge that the holder is a U.S. person.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-U.S. Shareholder's U.S. Federal income tax liability, provided that required information is furnished to the Internal Revenue Service.

     These backup withholding and information reporting rules are currently under review by the Treasury Department, and their application to shares of beneficial interest is subject to change.

                              PLAN OF DISTRIBUTION

     First Union may offer and sell the Offered Securities in any of four ways:
(i) through agents, (ii) to or through underwriters or dealers, which may include affiliates of First Union, (iii) directly to one or more purchasers or
(iv) through any combination of the foregoing. Direct sales to investors may be accomplished through subscription offerings or through the distribution to holders of Shares of rights to subscribe for and purchase Shares (the "Rights"). If Shares are to be sold through Rights, such Rights will be distributed as a dividend to owners of the Shares for which such shareholders will pay no separate consideration. The Prospectus Supplement with respect to the offer of Shares pursuant to Rights will set forth the relevant terms of the Rights, including (i) the kind and number of Shares which will be offered pursuant to the Rights, (ii) the period during which and the price at which the Rights will be exercisable, (iii) the number of Rights then outstanding, (iv) any provisions for changes to or adjustments in the exercise price of the Rights and (v) any other material terms of the Rights. In connection with subscription offerings or the distribution of Rights to shareholders, if all of the underlying Offered Securities are not subscribed for, First Union may sell such unsubscribed Offered Securities to third parties directly or through underwriters or agents and, in addition, whether or not all of the underlying Offered Securities are subscribed for, First Union may concurrently offer additional Offered Securities to third parties directly or through underwriters or agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices (any of which may represent a discount from the prevailing market prices). First Union also may, from time to time, authorize underwriters acting as First Union's agents to offer and sell the Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from First Union in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered

Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by First Union to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with First Union, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for First Union and its subsidiaries in the ordinary course of business.

     All Offered Securities (except the Shares) will be new issues of securities with no established trading market. Any underwriters to whom Offered Securities are sold by First Union for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given concerning the liquidity of the trading market for any Offered Securities.

                                    EXPERTS

     The combined financial statements and schedules as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference in the Registration Statement of which this Prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the Offered Securities offered pursuant to this Prospectus will be passed upon for First Union by Mayer, Brown & Platt. As to all matters of Ohio law, Mayer, Brown & Platt will rely on the opinion of Paul F. Levin, Senior Vice President-General Counsel and Secretary of First Union.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, all of which will be paid by the Registrant:

SEC registration fee.................................................    $ 70,901
Printing and duplicating expenses....................................      75,000
Legal fees and expenses..............................................      75,000
Blue Sky fees and expenses...........................................      25,000
Accounting fees and expenses.........................................      35,000
Rating Agency Fees...................................................      75,000
Trustee Fees (including counsel fees)................................      20,000
Miscellaneous expenses...............................................      25,000
                                                                         --------
  Total..............................................................     400,901
                                                                         ========

ITEM 15.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     Pursuant to Article III, Section 3.3 of the Amended Declaration of Trust, each Trustee, officer, employee and agent of the Registrant is entitled to indemnification for any loss, cost, liability or obligation in connection with the Registrant's property or the affairs of the Registrant except for such of his own acts as constitute bad faith, willful misfeasance or willful disregard of his duties.

     The Registrant has acquired insurance indemnifying Trustees and officers in certain cases and with certain deductible limitations.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     See Exhibit Index included herewith which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to supplement the applicable prospectus supplement, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, and State of Ohio, on the 21st day of July, 1997.

                                          FIRST UNION REAL ESTATE EQUITY
                                            AND MORTGAGE INVESTMENTS

                                          By: /s/ James C. Mastandrea
                                            ------------------------------------
                                            James C. Mastandrea
                                              Chairman, President,
                                              Chief Executive Officer and
                                              Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated on the 21st day of July, 1997.

               SIGNATURE                                          TITLE
----------------------------------------    -------------------------------------------------

/s/ James C. Mastandrea                     Chairman, President and Chief Executive Officer
----------------------------------------    (Principal Executive Officer)
James C. Mastandrea

/s/ Steven M. Edelman                       Executive Vice President--Chief Financial Officer
----------------------------------------    (Principal Financial Officer)
Steven M. Edelman

/s/ John J. Dee                             Senior Vice President--Chief Accounting Officer
----------------------------------------    (Principal Accounting Officer)
John J. Dee

* Kenneth K. Chalmers                       Trustee
----------------------------------------
Kenneth K. Chalmers

* William E. Conway                         Trustee
----------------------------------------
William E. Conway

* James Delaney                             Trustee
----------------------------------------
James Delaney

* Allen H. Ford                             Trustee
----------------------------------------
Allen H. Ford

* Russell R. Gifford                        Trustee
----------------------------------------
Russell R. Gifford

* Spencer H. Heine                          Trustee
----------------------------------------
Spencer H. Heine

/s/ James C. Mastandrea                     Trustee
----------------------------------------
James C. Mastandrea

* Herman J. Russell                         Trustee
----------------------------------------
Herman J. Russell

                                          *By: /s/ Paul F. Levin
                                             -----------------------------------
                                               Paul F. Levin, Attorney-in-Fact

                               INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                                  DESCRIPTION OF EXHIBIT
   -------                                 ----------------------

      4(a)   --Declaration of Trust of Registrant dated August 1, 1961, as amended through July
               25, 1986 (incorporated by reference to Registrant's Registration Statement on
               Form S-3 (No. 33-4493)).
      4(b)   --By-laws of the Registrant, as amended (incorporated by reference to Registrant's
               Form 10-Q dated March 31, 1997).
      4(c)   --Rights Agreement between the Registrant and National City Bank dated March 7,
               1990 (incorporated by reference to Registrant's Form 8-A dated March 30, 1990).
      4(d)   --Form of certificate for Shares of Beneficial Interest (incorporated by reference to Registrant's Registration Statement on Form S-3 (No. 33-2818)).
      4(e)   --Amended and Restated Declaration of Trust of First Union Management, Inc. dated
               October 1, 1996 (incorporated by reference to Registrant's Form 10-Q dated
               September 30, 1996).
      4(f)   --Certificate of Designations relating to the Registrant's Series A Cumulative
               Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to
               Registrant's Form 8-K dated October 24, 1996).
      4(g)   --Form of Indenture governing the Debt Securities.
         5   --Opinion of Paul F. Levin, Esq. as to legality of the Offered Securities.
         8   --Opinion of Mayer, Brown and Platt as to certain tax matters.
        12   --Statement of Ratios of Combined Income From Operations and Combined Net Income
               to Fixed Charges.
     23(a)   --Consent of Arthur Andersen LLP.
     23(b)   --Consent of Paul F. Levin, Esq. included as part of Exhibit 5.
     23(c)   --Consent of Mayer, Brown and Platt included as part of Exhibit 8.
     24(a)   --Powers of Attorney.